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                                                                    EXHIBIT 10.6



                          THE NEIMAN MARCUS GROUP, INC.
                          EXECUTIVE LIFE INSURANCE PLAN


Employees, who are determined to be eligible by the Employee Benefits Committee, which administers the executive life insurance plan, receive a permanent and portable life insurance benefit available in multiples of one, two, three, four or five times annual salary up to $3,000,000 maximum.

Basic life coverage up to one times the annual salary is fully paid by the Company. Supplemental and dependent coverage is paid by the employee.